Exhibit 32(a)

PEOPLES ENERGY CORPORATION AND CONSOLIDATED AFFILIATES

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the combined Quarterly Report of Peoples Energy Corporation (the "Company"), The Peoples Gas Light and Coke Company ("Peoples Gas") and North Shore Gas Company ("North Shore Gas") on Form 10-Q for the period ending June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Thomas M. Patrick, Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board and Chief Executive Officer of Peoples Gas and North Shore Gas, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

    The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
    The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company, Peoples Gas and North Shore Gas.

/s/ THOMAS M. PATRICK	August 9, 2005
Date

Thomas M. Patrick
Chairman of the Board,
President and Chief Executive Officer of
Peoples Energy Corporation

/s/ THOMAS M. PATRICK	August 9, 2005
Date

Thomas M. Patrick
Chairman of the Board and Chief Executive Officer of
The Peoples Gas Light and Coke Company

/s/ THOMAS M. PATRICK	August 9, 2005
Date

Thomas M. Patrick
Chairman of the Board and Chief Executive Officer of
North Shore Gas Company